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                                                                   Exhibit 10.11

             SUMMARY OF NON-PLAN BONUS AWARDS TO EXECUTIVE OFFICERS

1. At a meeting of the Compensation Committee (the "Committee") of the Board of Directors of SFBC International, Inc. which was held on December 21, 2004, the Committee recognized the efforts of management in completing our offering of senior convertible notes due 2024 and in securing the $160 million credit facility in December 2004, and unanimously granted discretionary, one-time bonuses to the following executive officers:

                 Executive                               Amount
-------------------------------------------              ------
Mr. Arnold Hantman, Chief Executive Officer             $250,000

Lisa Krinsky, M.D., Chairman and President              $250,000

Dr. Gregory Holmes, Executive Vice President            $250,000

Mr. David Natan, Vice President of Finance              $125,000

2. At a meeting of the Committee which was held on February 23, 2005, the Committee granted operating bonuses related to our operating performance during 2004 to the following executive officers:

                 Executive                                Amount
-------------------------------------------              --------
Mr. Arnold Hantman, Chief Executive Officer              $356,250

Lisa Krinsky, M.D., Chairman and President               $300,000